UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 13, 2007

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-23818 (Commission File No.)	93-1135197 (IRS Employer Identification No.)

15725 SW Greystone Court, Suite 200, Beaverton, Oregon 97006

(Address of principal executive offices, including Zip Code)

503-716-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

Effective Friday, July 13, 2007, Merix Corporation (“Merix”) committed to phasing out operations at its Hong Kong facility over approximately 18 months and closing the facility.

Merix is taking this action to consolidate its Asian operations at its lower cost facilities in China. Merix is also embarking on an expansion of facilities at its Huiyang plant to increase Merix’ manufacturing capacity in China.

In connection with the preparation of its audited financial statements for the year ended May 26, 2007, Merix recorded a charge associated with the Hong Kong facility in the amount of $26.5 million. Included in this amount was approximately $26.4 million related to fixed asset impairments and $0.1 million of expected cash costs related to returning the building to a tenantable state. Merix expects to incur approximately $3.0 million to $4.0 million of additional cash costs in connection with phasing out the Hong Kong facility, including approximately $3.0 million to $3.5 million of employee related costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2007	/s/ Kelly E. Lang
Kelly E. Lang Executive Vice President and Chief Financial Officer